Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

VARIAN MEDICAL SYSTEMS, INC.

As effective on April 15, 2021

PREAMBLE

These bylaws (“Bylaws”) of Varian Medical Systems, Inc., a Delaware corporation (the “Corporation”), are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation (the “Certificate of Incorporation”) of the Corporation then in effect. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

Offices

Section 1.01 Registered Office. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19807, and said company shall be the Registered Agent of this Corporation in charge thereof.

Section 1.02 Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the Corporation (the “Board of Directors”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors and for such other business as may be stated in the notice of the meeting. Such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.02 Special Meetings. Meetings of stockholders for any purpose or purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings of the stockholders may be called by the Chairman, the Senior Officer (as hereinafter defined) or the Secretary, or by resolution of the directors.

Section 2.03 Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after 11 months from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by written ballot. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by applicable law or the Certificate of Incorporation. Except as provided in Section 3.03 of these Bylaws or the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders at which a quorum is present.

A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the principal business office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.04 Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.05 Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 2.06 Action Without Meeting. Any action required or permitted by applicable law to be taken at a stockholders’ meeting may be taken without a meeting if the action is taken by all the stockholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and be delivered to the Secretary for inclusion in the minutes for filing with the Corporation’s records. Stockholder action taken by written consent is effective when the last stockholder signs the consent unless the consent specifies an earlier or later effective date.

ARTICLE III

Directors

Section 3.01 Number and Term. The number of directors which shall constitute the entire Board of Directors of this Corporation shall be not less than two; the exact number shall be determined by resolution of the directors or the stockholders. Unless directors are elected by written consent in lieu of an annual meeting, the Board of Directors shall be elected at each annual meeting of the stockholders. Each director shall hold office until his or her successor shall be elected and shall qualify or until such director’s earlier resignation or removal. Directors need not be stockholders.

Section 3.02 Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Senior Officer or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.03 Vacancies. If the office of any director or member of a committee becomes vacant, for any reason, the remaining directors in office, though less than a quorum, by a majority vote, or a sole remaining director, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until such director’s successor shall be elected and shall qualify or until such director’s earlier resignation or removal.

Section 3.04 Removal. Any director may be removed either for or without cause at any time by the stockholders, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at such meeting by the stockholders.

Section 3.05 Increase of Number. The number of directors may be increased by the affirmative vote of a majority of the directors at any duly constituted meeting of the Board of Directors or by the stockholders at the annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose, and by like vote, the additional directors may be elected at such meetings to hold office until the election and qualification of their successors or until their earlier resignation or removal.

Section 3.06 Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, the Certificate of Incorporation, or these Bylaws conferred upon or reserved to the stockholders.

Section 3.07 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution designating such committee, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies on the Board of Directors or any committee (except as permitted herein) or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the event the resolution establishing a committee expressly provides that the committee may declare a dividend, any such dividend declared must be pursuant to a formula or method, or within limits, prescribed by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.08 Meetings. Unless directors were elected by written consent in lieu of an annual meeting, the newly elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors. This meeting (or action of the Board of Directors by consent in lieu of a meeting) shall be called the “Annual Meeting of the Board”. At each Annual Meeting of the Board, the Board of Directors shall elect a slate of officers and committees, if any, and it may transact such other corporate business as shall be stated in the notice of the meeting. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the President or the Secretary, or on the written request of any two directors on at least two days’ notice to each director, and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Section 3.09 Quorum and Manner of Action. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Action by the Board of Directors shall be effective when taken by majority vote of those present at a meeting at which a quorum is present, unless otherwise required by law, by the Certificate of Incorporation or by these Bylaws.

Section 3.10 Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.11 Attendance at Meetings by Electronic Means. Members of the Board of Directors or any committee thereof may participate in any regular or special meeting of the Board of Directors or such committee by means of conference telephone, videoconferencing or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by a director by such electronic means shall constitute presence in person at any such meeting of the Board of Directors or such committee.

Section 3.12 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

Officers

Section 4.01 Officers. The officers of the Corporation shall include a President and a Secretary and may include (a) a Chairman and/or a Chief Executive Officer and (b) a Treasurer and/or a Chief Financial Officer, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, a Controller and such Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they may deem proper. None of the officers of the Corporation other than the Chairman need be directors. More than one office may be held by the same person, except the offices of (i) Chief Executive Officer and/or President and (ii) Secretary.

Section 4.02 Resignation, Removal. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, the Senior Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at any time, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors.

Section 4.03 Chairman of the Board. The Chairman of the Board of Directors (the “Chairman”), if one shall be elected, shall preside, when present, at any meeting of (i) the Board of Directors or (ii) the stockholders. The Chairman shall act in a general advisory capacity to the Senior Officer, and, in the absence or disability of such Senior Officer, he or she may take upon the exercise of all of the powers and responsibilities of that officer. The Chairman shall have such further powers and duties as may be conferred upon him or her by the Board of Directors or contemplated by Section 4.07 of these Bylaws, entitled “Vice Presidents”.

Section 4.04 Chief Executive Officer. The Chief Executive Officer, if one shall be elected, shall be the senior officer of the Corporation (“Senior Officer”) and shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation. Without limiting the generality of the foregoing, the Chief Executive Officer shall, in the absence or disability of the Chairman, or if one shall not have been elected, preside at all meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, subject to the joint representation requirement set forth in Section 4.15 of these Bylaws, the Chief Executive Officer shall have the power to sign all contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or officers of the Corporation.

Section 4.05 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman or the Chief Executive Officer, the President (in the absence of a Chief Executive Officer in office) shall be the Senior Officer and shall, subject to the control of the Board of Directors, have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence or disability of the Chief Executive Officer, or if one shall not have been elected, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. In addition, subject to the joint representation requirement set forth in Section 4.15 of these Bylaws, the President shall have the power to sign all contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or officers of the Corporation. Unless a separate President is elected, the Chief Executive Officer shall serve as the President of the Corporation.

Section 4.06 Chief Financial Officer. The Chief Financial Officer, if one shall be elected, shall have overall supervision of the financial operations of the Corporation subject to the control of the Board of Directors. The Chief Financial Officer shall have such other general powers and duties usually vested in the office of chief financial officer of a corporation and shall have such additional or modified powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.07 Vice Presidents. Each Vice President (of any rank, e.g., Executive Vice President, Senior Vice President, Vice President, etc.), if any shall be elected or appointed, shall have such powers and responsibilities as may from time to time be prescribed in writing by the Board of Directors or by the Senior Officer. In the absence or disability of the Senior Officer and provided that the Chairman has not taken upon himself or herself the powers and responsibilities as interim Senior Officer (pursuant to Section 4.03 of these Bylaws), the duties of the Senior Officer shall be performed by, and his or her powers may be exercised by, such Vice President as shall be designated in writing by such Senior Officer or, failing such designation, the Chairman, if any, may appoint either himself or herself or another officer of the Corporation as the interim Senior Officer to exercise all powers and responsibilities of such position; subject in any case to review and superseding action by the Board of Directors.

Section 4.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. The Secretary shall attend to the giving of notice of all meetings of the stockholders and special meetings of the Board of Directors and committees thereof. The Secretary shall have custody of the corporate seal, if one exists, and shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his or her signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall have authority to execute certificates with respect to the contents thereof. The Secretary shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In addition, any Assistant Secretary may perform the duties of the Secretary.

Section 4.09 Treasurer. The Treasurer, if one shall be elected, shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any other officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. The Treasurer shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, the Treasurer shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall approve. In addition, any Assistant Treasurer may perform the duties of the Treasurer.

Section 4.10 Controller. The Controller, if one shall be elected, shall be the chief accounting officer of the Corporation, and shall have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries. The Controller shall supervise the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and shall direct the manner of certifying the same; the Controller shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiaries and all other documents relating to such payments; the Controller shall receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; the Controller shall supervise the books of account of the Corporation and its subsidiaries, their arrangement and classification; and the Controller shall supervise the accounting and auditing practices of the Corporation and its subsidiaries. In addition, any Assistant Controller may perform the duties of the Controller.

Section 4.11 Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. Assistant Secretaries, Assistant Treasurers and Assistant Controllers, if any shall be elected, shall have such powers and responsibilities as shall be prescribed by the Board of Directors, and to the extent not inconsistent with the foregoing, by the officer of the Corporation to which such person reports (e.g., by the Treasurer with respect to an Assistant Treasurer).

Section 4.12 Other Officers and Agents. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and responsibilities as shall be prescribed in writing from time to time by the Board of Directors and, to the extent not inconsistent with the foregoing, by the Senior Officer.

Section 4.13 Appointment of Officers. Notwithstanding anything contained in these Bylaws to the contrary, the Senior Officer shall have the authority to unilaterally appoint any person to hold any office contemplated by Article IV of these Bylaws, other than the offices of Chairman, Chief Executive Officer, President, Chief Financial Officer or Secretary. All such appointed officers shall have such powers and responsibilities applicable to such positions described in these Bylaws. If no Controller has been elected by the Board of Directors, such Senior Officer may also appoint the Controller.

Section 4.14 Governance Framework. By virtue of its place in the Siemens Healthineers AG group of affiliated companies (collectively, “Siemens Healthineers”), the Corporation has a fundamental interest in assuring well-functioning cooperation within Siemens Healthineers. From time to time, as a prerequisite of such cooperation, Siemens Healthineers AG and certain of its authorized affiliates may take actions to promulgate certain policies, procedures, guidelines, circulars, reporting obligations and other matters (collectively, “Internal Regulations”) that should be implemented and applied within Siemens Healthineers to the fullest possible extent. Therefore, the Senior Officer – insofar as the Corporation has a Senior Officer or, in his or her absence or disability, the other person, if any, who shall be the Senior Officer or shall perform the Senior Officer’s duties, each pursuant to these Bylaws – or otherwise, each of the executive officers serving on the Board of Directors, is hereby entrusted with the responsibility to:

(1)	keep itself up to date on all applicable regulations of Siemens Healthineers (“Internal Regulations”) and to implement them to the extent possible under applicable law;

(2)

inform the unit centrally responsible for the implementation of the Internal Regulations (“Responsible Unit”) without undue delay with a proposal to implement a solution that reflects the intentions of the Internal Regulations as far as possible, if an implementation is not or no longer possible;

(3)	repeal existing regulations which conflict with Internal Regulations;

(4)	take all required actions to safeguard compliance and periodic controls after implementation of Internal Regulations;

(5)	appropriately document the process under (1) to (4) of information, control and implementation; and

(6)

enforce the rules under (1) to (5) in Siemens Healthineers in which the Corporation has the majority of the votes by way of obliging all members of the respective executive management to comply with the rules under (1) to (5).

Section 4.15 Joint Representation/Authorized Signatories. All contracts, powers of attorney, bonds, mortgages and other significant documents and instruments to be entered into or filed on behalf of the Corporation with a third party or governmental entity shall be subject to a joint representation (i.e., two-signatures) requirement as set forth herein. However, in the event only one officer has been appointed by the Board of Directors (or only one such officer is holding office at any such time), such officer shall be the Corporation’s sole necessary signatory for this joint representation requirement. If two or more officers have been appointed by the Board of Directors (and the Corporation continues to have two or more such officers), such joint representation requirement shall be satisfied by the signature of two officers appointed by the Board of Directors or the signature of one officer appointed by the Senior Officer in conjunction with one officer appointed by the Board of Directors. This joint representation requirement shall not supersede, and shall otherwise conform with, any other requirements applicable to the Corporation pursuant to these Bylaws, any limitations of authority or other limitations or restrictions imposed by the Board of Directors from time to time, any applicable Siemens Internal Regulations and any other internal policies or procedures applicable to the Corporation.

ARTICLE V

Miscellaneous

Section 5.01 Certificates of Stock. The shares of the Corporation shall be uncertificated; provided, that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be represented by certificates, in such form as shall be determined by the Board of Directors. Certificates of stock in the Corporation, if any, shall be signed by the President or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer continued to hold such office at the date of issue.

Section 5.02 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of the shares of stock of the Corporation; and upon such appointments being made, no certificate representing shares of stock shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 5.03 Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors or these Bylaws, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate transfer agent and registered by the appropriate registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer Agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

Section 5.04 Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require, and new certificates shall thereupon be issued.

Section 5.05 Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before the meeting or action requiring a determination of stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.06 Dividends. Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 5.07 Fiscal Year. The fiscal year of the Corporation shall end on September 30th of each year, or on such other date fixed by resolution of the Board of Directors.

Section 5.08 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.9 Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute. Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

Indemnification

Section 6.01 Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an affiliate of the Corporation or by reason of anything done or not done by such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or arbitration, whether civil, criminal, administrative or investigative in nature other than an action by or in the right of the Corporation, the Corporation shall to the fullest extent permitted by applicable law indemnify such person against all expenses (including attorneys’ fees), costs, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

Section 6.02 Actions or Suits by or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an affiliate of the Corporation or by reason of anything done or not done by such person, was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Corporation to procure a judgment in its favor, the Corporation shall to the fullest extent permitted by applicable law indemnify such person against all expenses (including attorneys’ fees) and costs actually and reasonably incurred by such person or on such person’s behalf in connection with such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section 6.02 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation for gross negligence or misconduct in the performance of such person’s duty to the Corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 6.03 Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Article VI, to the extent that any person entitled to indemnification pursuant to Sections 6.01 or 6.02 of these Bylaws (an “Indemnitee”) has been successful on the merits or otherwise in defense of any action, suit, proceeding or arbitration or appeal thereof (a “Proceeding”) referred to in Sections 6.01 or 6.02 or in defense of any claim, issue or matter described therein, the Corporation shall indemnify such Indemnitee against expenses (including attorneys’ fees) and costs actually and reasonably incurred by such Indemnitee in connection therewith; provided that such person shall not be entitled to indemnification in connection with any Proceeding commenced by such person unless such indemnification has been provided by the Corporation in the specific Proceeding.

Section 6.04 Advancement of Costs, Charges and Expenses. All reasonable expenses (including attorney’s fees) and costs incurred by an Indemnitee in connection with a Proceeding shall be paid by the Corporation, in advance of a determination of right to indemnification pursuant to Section 6.05 of these Bylaws or the final disposition of such Proceeding, upon the written request of such director or officer (which request shall be directed to the Secretary and include a statement or statements reasonably evidencing the expenses, costs and/or charges incurred by such person); provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VI. The Corporation shall so advance expenses, costs and other charges within 20 days of receipt of such request (together with such statement or statements) from such Indemnitee.

Section 6.05 Determination of Right to Indemnification. Any indemnification under Sections 6.01 or 6.02 of these Bylaws (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Sections 6.01 and 6.02 of these Bylaws. Such determination shall be made (i) by the Board of Directors by a majority vote or decision of a quorum consisting of directors who are or were not parties to or a subject of the Proceeding in respect of which indemnification is being sought by the Indemnitee, (ii) if such a vote or decision is not obtainable, or, even if obtainable, if a majority of such disinterested directors so directs, by Independent Legal Counsel in a written opinion to the Board of Directors, or (iii) by the stockholders. In the event such determination is to be made by Independent Legal Counsel, a majority of such disinterested directors shall select the Independent Legal Counsel. As used herein, “Independent Legal Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

In the event that a determination is made pursuant to this Section 6.05 that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such prior adverse determination.

Section 6.06 Other Rights; Continuation of Right to Indemnification; Limitations. The indemnification (including attorney’s fees) and advancement of costs provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any applicable law, agreement, vote of stockholders or otherwise, whether as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office or employment as set forth in Sections 6.01 and 6.02 of these Bylaws or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office or employment.

Section 6.07 Indemnification of Others. The Board of Directors in its discretion shall have the power on behalf of the Corporation, subject to applicable law, and upon such terms and subject to such conditions as the Board of Directors shall determine, to indemnify any person that is or was an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or arbitration, whether civil, criminal, administrative or investigative against all expenses (including attorneys’ fees), costs, judgments, penalties, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person’s behalf in connection with any such action, suit, proceeding or arbitration and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

Section 6.08 Insurance; Contracts; Funding. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans) against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI. The Corporation may enter into contracts with any such person in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

Section 6.09 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expenses (including attorneys’ fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

ARTICLE VII

Amendments

These Bylaws may be altered or repealed, and Bylaws may be made, (1) at any meeting of the stockholders by vote of the stockholders (or pursuant to an action taken pursuant to Section 2.06 of these Bylaws, entitled “Action Without Meeting”), or (2) by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors; provided, however, that Section 4.14 of these Bylaws, entitled “Chain of Command,” may only be altered or repealed pursuant to subsection (1) of this Article VII.

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